As filed with the Securities and Exchange Commission on August 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DTE Electric Company

(Exact name of the registrant as specified in its charter)

Michigan

(State or other jurisdiction of

incorporation or organization)

38-0478650

(I.R.S. Employer

Identification Number)

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa A. Muschong

DTE Electric Company

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy E. Kraepel	Catherine C. Hood
DTE Electric Company	Pillsbury Winthrop Shaw Pittman LLP
One Energy Plaza	1540 Broadway
Detroit, Michigan 48226-1279	New York, New York 10036
(313) 235-4000	(212) 858-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)
DTE Electric Company Debt Securities
Total

(1)	An indeterminate aggregate offering price or number of debt securities are being registered as from time to time may be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee subject to the conditions set forth in such rules.

Prospectus

DTE Electric Company

Debt Securities

By this prospectus, DTE Electric Company may offer from time to time:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement that describes those securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 20 of this prospectus for more information.

See “Risk Factors” beginning on page 2 regarding risks associated with an investment in these securities.

The mailing address of DTE Electric Company’s principal executive offices is One Energy Plaza, Detroit, Michigan 48226-1279, and its telephone number is (313) 235-4000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 25, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus, references to “DTE Electric,” the “Company,” “we,” “us” and “our” refer to DTE Electric Company, unless the context indicates that the references are to DTE Electric Company and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Electric filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Electric may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Electric may offer. Each time DTE Electric sells securities, DTE Electric will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Electric. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “projected,” “aspiration,” “goals,” or similar expressions in this prospectus or in documents incorporated herein. All forward-looking statements we make are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. Many factors may impact forward-looking statements including, but not limited to, the following:

•	impact of regulation by the Environmental Protection Agency, the Federal Energy Regulatory Commission, Michigan Public Service Commission, Nuclear Regulatory Commission and U.S. Commodity Futures Trading Commission, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and retail access programs;

•	economic conditions and population changes in the our geographic area resulting in changes in demand, customer conservation and thefts of electricity;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements;

•	health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities;

•	changes in the cost and availability of coal and other raw materials, purchased power and natural gas;

•	the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions;

•	access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the potential for increased costs or delays in completion of significant construction projects;

•	changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits;

•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;

•	unplanned outages;

•	the cost of protecting assets against, or damage due to, terrorism or cyber attacks;

•	employee relations and the impact of collective bargaining agreements;

•	the risk of a major safety incident at an electric distribution or generation facility;

•	the availability, cost, coverage and terms of insurance and stability of insurance providers;

•	cost reduction efforts and the maximization of plant and distribution system performance;

•	the effects of competition;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues;

•	contract disputes, binding arbitration, litigation and related appeals; and

•	the risks discussed in the our public filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as otherwise required by applicable law.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form  10-Q.

DTE ELECTRIC COMPANY

DTE Electric Company is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to approximately 2.1 million customers in southeastern Michigan. DTE Electric is a wholly-owned subsidiary of DTE Energy Company, which we refer to as DTE Energy. DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, among other things:

•	to repay outstanding indebtedness;

•	to replace funds previously utilized for the redemption or repayment of securities;

•	working capital; and

•	capital expenditures.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Pending the application of proceeds, we may invest the funds temporarily in short-term investment grade securities.

RATIOS OF EARNINGS TO FIXED CHARGES

DTE Electric’s ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	3.59	4.07	3.61	3.66	3.26	3.16

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of interest charges, including capitalized interest, amortization of debt discount, premium and expense, and the estimated interest component of rental expense.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Electric may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

In this prospectus, DTE Electric refers to the senior secured debt securities and unsecured debt securities together as “securities” or the “debt securities.”

DESCRIPTION OF DEBT SECURITIES

General

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture.

The general and refunding mortgage bonds, which we refer to as the “mortgage bonds,” are to be issued under and secured by the mortgage and deed of trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented by various supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating the mortgage bonds, which we refer to collectively as the “mortgage.” We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the mortgage, as the “mortgage trustee” for purposes of this section.

We will issue the debt securities, other than general and refunding mortgage bonds, under an indenture, dated as of June 30, 1993, as supplemented, and supplemental indentures creating each applicable series of debt securities, which we refer to collectively as the “indenture,” between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “indenture trustee” for purposes of this section. Each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, by mortgage bonds.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of June 30, 2015, approximately $5.7 billion aggregate principal amount of debt securities were issued and outstanding under the indenture, of which approximately $82 million were issued in connection with the security arrangements for the insurance applicable to industrial development revenue bonds.

As of June 30, 2015, approximately $5.7 billion aggregate principal amount of mortgage bonds were issued and outstanding under the mortgage. Of these mortgage bonds, $2.1 billion aggregate principal amount were issued as security for our debt securities and are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.”

The following summaries set forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Because the descriptions of provisions of the indenture and the mortgage below are summaries, they do not describe every aspect of the indenture or the mortgage. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the mortgage, including the definitions therein of certain terms. We have filed copies of the indenture and the mortgage as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the mortgage and indenture for provisions that may be important to you. Wherever particular articles, sections or defined terms of the indenture or mortgage are referred to those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture and the mortgage contain, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

Provisions Applicable to All Debt Securities

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent secured indebtedness, including mortgage bonds, or senior unsecured indebtedness or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Electric in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture or the mortgage, as the case may be;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, which may be fixed or variable, or the method or methods of determining the rate or rates at which the debt securities will bear any interest;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of any tax, assessment or governmental charge, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (the term “interest,” as used in this prospectus, includes any additional amounts);

•	the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption;

•	any sinking fund or other mandatory redemption or similar terms;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if there is more than one trustee under the indenture or the mortgage, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities;

•	in the case of debt securities secured by mortgage bonds, a description of any provisions relating to the release of such mortgage bonds; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units in the applicable prospectus supplement.

Other than as described below under “— Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Mortgage Bonds” with respect to limitations on the issuance of mortgage bonds, neither the mortgage nor the indenture limits our ability to incur indebtedness. In addition, neither the mortgage nor the indenture affords holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Provisions Applicable to General and Refunding Mortgage Bonds

General

The mortgage bonds, which we may issue directly or which may secure our obligations with respect to a series of secured debt securities, are to be issued under and secured by the mortgage.

The mortgage bonds may be issued in whole or in part in the form of one or more global securities that shall be deposited with, or on behalf of, DTC or such other depository as may be specified, and registered in the name of a nominee of the depository. See “Book-Entry Securities.” We will issue the mortgage bonds only in fully registered form in denominations of $1,000 and integral multiples thereof or any authorized minimum denomination. Mortgage bonds of any denomination will be exchangeable without charge (except for stamp taxes and other governmental charges) for mortgage bonds of the same series of other authorized denominations.

Unless otherwise specified in a prospectus supplement, there will be no sinking fund, maintenance and replacement fund, improvement fund or similar provisions with respect to the debt securities.

At June 30, 2015, mortgage bonds of various series, aggregating $82 million in principal amount, were issued as security for various series of outstanding industrial development revenue bonds or as security for the insurance applicable to such revenue bonds. In addition, mortgage bonds of various other series, aggregating $5.6 billion in principal amount, were directly issued or issued as security for various series of DTE Electric’s outstanding notes issued under the indenture. Of the $5.7 billion total outstanding mortgage bonds, $2.1 billion are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.” Such bonds contain provisions that correspond to the revenue bonds or notes they collateralize in respect of principal amounts, interest rates, maturity dates and redemption. All payments of interest on, and reductions of the principal amounts of, such revenue bonds or notes will be credited as payments to, or will give rise to reductions of principal amounts of, the corresponding bonds issued under the mortgage.

Security and Priority

The mortgage is a first lien (subject only to excepted encumbrances as described in the mortgage) on a substantial portion of DTE Electric’s properties and franchises and will (subject to the necessity for particular filings and recordings in the case of certain personal property) constitute a first lien on any such properties hereafter acquired by DTE Electric, except that (1) after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by DTE Electric, (2) the mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded, and (3) the mortgage may not be effective as to property acquired subsequent to the filing of a bankruptcy proceeding with respect to DTE Electric. The mortgage is not a lien on (a) equipment, materials or supplies purchased for resale or (b) securities or cash not specifically pledged and deposited with the mortgage trustee.

The mortgage bonds will rank equally as to security with all mortgage bonds of all other series outstanding under the mortgage except insofar as any sinking, improvement or analogous fund may be deemed to afford additional security for the mortgage bonds of any series and except that, as provided in Section 3 of Article VI of the mortgage, the mortgage trustee may, when in possession during a default, apply any residue of collections to payment of principal of such mortgage bonds as are then due if all of the mortgage bonds have not become due.

DTE Electric has good and marketable title to all properties standing of record in its name (which include all of those properties on which its principal plants, generating stations and substations are erected and on which its general office and service buildings are constructed and all other important parcels of real estate and improvements thereon, other than pollution control facilities standing in the names of certain municipalities that are being sold to DTE Electric pursuant to installment sales contracts and the undivided ownership interest of the Michigan Public Power Agency in a portion of the Belle River Power Plant), subject to the lien of the mortgage and subject to minor exceptions, defects, irregularities and deficiencies that, in the opinion of DTE Electric, do not materially impair the use of such property for its purposes, and has adequate rights to maintain and operate such of its distribution facilities as are located on public or other property.

Issuance of Additional Mortgage Bonds

Additional mortgage bonds may be issued under the mortgage on the basis of:

•	60% of the cost or fair value to DTE Electric (whichever is less) of property additions (as detailed below) that have not previously been taken into account for other purposes under the mortgage;

•	retired bonds in the same principal amount that have not previously been taken into account for other purposes under the mortgage; and

•	cash deposited with the mortgage trustee in the same amount. (Article III)

Property additions include property, real and personal, used in the business of generating, transmitting or distributing electricity or gas, or power or heat by means of steam or hot water, and, with certain exceptions, located in the State of Michigan. Property additions do not include property acquired or constructed to keep the mortgaged property in working order or merely to replace obsolete or worn out property, except for the excess over the original cost of the original property. (Article I, Section 4; Article III, Section 4)

Bonds may not be issued on the basis of property additions or deposited cash unless earnings of DTE Electric (after all operating expenses including all taxes, but excluding depreciation and interest charges) available for interest and reserves, including depreciation, for any consecutive twelve-month period within the immediately preceding fifteen months shall have been at least one and three-quarters times the annual interest charges on all mortgage bonds then outstanding under the mortgage, all mortgage bonds then applied for, all prior lien bonds if there are any outstanding and any other indebtedness secured by a lien superior to the mortgage on any portion of the mortgaged property.

At June 30, 2015, we could have issued approximately $4.6 billion of mortgage bonds on the basis of property additions, assuming an interest rate of 5% for purposes of the earnings test, and approximately $0.5 billion of mortgage bonds on the basis of mortgage bond retirements.

Cash deposited with the mortgage trustee as the basis for the issuance of additional mortgage bonds may be withdrawn by DTE Electric up to an amount equal to the aggregate principal amount of mortgage bonds that DTE Electric has become entitled to have authenticated and delivered on the basis of property additions, or equal to the aggregate principal amount of mortgage bonds theretofore authenticated and delivered under the mortgage which are delivered to the mortgage trustee for cancellation. (Article III, Section 7)

Release Provisions

DTE Electric may, in the ordinary course of business, use and consume materials and equipment and may alter, repair, replace, change location or position of and add to plants, buildings, machinery and other fixtures without notice to the mortgage bondholders. Leases and contracts may be entered into, terminated or altered, and materials, equipment and supplies may be sold, exchanged or otherwise disposed of, free from the lien of the mortgage, all in the ordinary course of business. (Article X, Sections 1 and 2) DTE Electric may also surrender or modify its franchises or sell or exchange any other part of its property upon compliance with the mortgage requirements, including, without limitation, the delivery to the mortgage trustee of cash in an amount or retired bonds in a principal amount, and/or the certification to the mortgage trustee of property additions having a fair value, equal in the aggregate to the fair value of the property to be released. (Article X, Sections 3 and 4; Article XA, Section 2) The mortgage trustee is required to report annually to the mortgage bondholders with respect to any release, or release and substitution of property. (Article XII, Section 7)

Cash deposited with the mortgage trustee in connection with the release of property may, among other things, be paid over to DTE Electric in an amount equal to the amount of property additions, on the principal amount of retired bonds, certified for this purpose.

Consolidation, Merger and Sale of Assets

DTE Electric may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey or lease substantially all the properties subject to the mortgage as an entirety to, any corporation lawfully entitled to acquire and operate the same, or may permit any such corporation to consolidate or merge with or into DTE Electric, or convey, transfer or lease substantially all the properties subject to the mortgage as an entirety to DTE Electric, provided that any successor corporation assumes DTE Electric’s obligations on the mortgage bonds and under the mortgage; provided, however, that no such consolidation, merger, conveyance, or lease shall impair the lien and security of the mortgage or any of the rights and powers of the mortgage trustee or the bondholders thereunder, and provided that any such lease shall be made expressly subject to immediate termination by DTE Electric or by the mortgage trustee at any time upon the happening of an event of default, and that certain other conditions are met. (Article XIV)

Modification

DTE Electric and the mortgage trustee may modify the mortgage and the rights and obligations of DTE Electric and of the mortgage bondholders with the consent of DTE Electric and of the holders of 85% of the principal amount of mortgage bonds outstanding; provided that no such modification may permit any change in the terms of payment of principal or interest of any bond without the consent of the holder thereof, nor permit the creation of any lien ranking prior to or on parity with the lien of the mortgage with respect to any property mortgaged thereunder, nor reduce the percentage of mortgage bondholders necessary to consent to such modification. (Article XV)

The mortgage also provides that DTE Electric and the mortgage trustee may enter into supplemental indentures, without the consent of the bondholders, for the purposes of:

•	adding to the conditions, limitations and restrictions on the authentication and delivery of bonds under the mortgage;

•	adding to the covenants and agreements of DTE Electric;

•	evidencing new series of bonds;

•	evidencing the succession of another corporation to DTE Electric;

•	conveying, transferring, and assigning additional properties, securities, and franchises to the mortgage trustee;

•	providing a sinking, amortization, improvement or other analogous fund for the purchase, redemption or other retirement of any bonds; or

•	curing any ambiguities, or curing, correcting or supplementing any defect or inconsistent provision contained in the mortgage as supplemented.

The mortgage also provides that any supplemental indenture shall, insofar as may be required by the provisions of the Trust Indenture Act of 1939 as then in effect, comply with the provisions of that Act. (Article XVI)

Events of Default and Remedies

The following events of default are applicable to the mortgage bonds:

•	failure to pay interest when due on the mortgage bonds, continued for 90 days;

•	failure to pay principal of, or premium, if any on the mortgage bonds when due;

•	failure to pay interest on outstanding underlying or prior lien bonds when due, continued for 90 days;

•	failure to pay principal of (or premium on) outstanding underlying or prior lien bonds when due;

•	failure to perform or observe covenants, agreements or conditions contained in the mortgage, continued for 90 days after notice of default as provided in the mortgage; and

•	insolvency or adjudication of bankruptcy or appointment of a receiver not removed or discharged within 90 days. (Article VI, Section 2)

If an event of default under the mortgage occurs and is continuing, the mortgage trustee may, and the holders of at least 25% in principal amount of outstanding mortgage bonds may, and upon the request of the holders of at least a majority in principal amount of outstanding mortgage bonds the mortgage trustee will, by notice as provided in the mortgage, declare the principal of all outstanding mortgage bonds, together with accrued interest thereon, to be immediately due and payable. If, at any time after any such declaration of acceleration, and before any sale of the trust estate has been made, all arrears of interest have been paid and all other defaults, if any, have been remedied or secured, then the holders of a majority in principal amount of outstanding mortgage bonds may, by notice as provided in the mortgage, waive such default and its consequences and rescind such declaration, but no such waiver will extend to any subsequent default. (Article VI, Section 2)

If an event of default occurs and is continuing, the mortgage trustee may:

•	take possession of the trust estate and hold, use, operate, manage and control the same;

•	sell the trust estate; and

•	enforce its rights and the rights of the mortgage bondholders by appropriate judicial proceeding at law or in equity. (Article IV, Section 3)

The holders of a majority in aggregate principal amount of outstanding mortgage bonds have the right to direct the method and place of conducting all proceedings for the sale of the trust estate, foreclosure or appointment of a receiver or other proceedings under the mortgage. (Article VI, Section 15) The holders of not less than a majority in principal amount, upon providing reasonable security and indemnity to the mortgage trustee, can require the mortgage trustee to take action toward the execution or enforcement of the trusts created by the mortgage. (Article VI, Section 16; Article XII, Section 1(b)(8))

No holder of any mortgage bond will have the right to institute any proceeding for the foreclosure of the mortgage or for the enforcement of any other remedy under the mortgage unless:

•	such holder has previously given the mortgage trustee notice of default;

•	the holders of 25% in principal amount of outstanding mortgage bonds have requested the mortgage trustee, and afforded it a reasonable opportunity, to institute such proceeding in its own name;

•	such holder or holders have offered the mortgage trustee adequate security and indemnity against costs, expenses and liabilities; and

•	the mortgage trustee has refused or neglected to comply with such request within a reasonable time. (Article VI, Section 18)

No holder of mortgage bonds will have any right in any manner to affect, disturb or prejudice the lien of the mortgage. (Article VI, Section 18)

Nothing in the mortgage, however, will affect or impair the right of any bondholder, which is absolute and unconditional, to enforce payment of the principal and interest of his bonds. (Article VI, Section 18)

The laws of the various states in which the trust estate is located may limit or deny the ability of the mortgage trustee to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Evidence of Compliance

DTE Electric is required to furnish to the mortgage trustee an opinion of counsel as to recordation of each supplemental indenture and an annual opinion as to recording, filing, re-recording and re-filing of the mortgage and supplements thereto. (Article XA, Section 3) DTE Electric is also required to furnish to the mortgage trustee an annual certificate of its officers as to compliance with certain provisions of the mortgage. (Article V, Section 19)

Provisions Applicable to All Debt Securities Other Than Mortgage Bonds

We may issue the debt securities in one or more series with the same or various maturities. (Section 301) We may issue debt securities solely in fully registered form as registered securities without coupons, solely in bearer form as bearer securities with or without coupons, or both as registered securities and bearer securities. (Section 301)

Unless otherwise specified in the applicable prospectus supplement, principal and interest, if any, on the debt securities offered thereby are to be payable at the office or agency of DTE Electric maintained for such purposes in the city where the principal corporate trust office of the indenture trustee is located, and will initially be the principal corporate trust office of the indenture trustee, provided that payment of interest, if any, may be made at the option of DTE Electric by check mailed to the persons in whose names the debt securities are registered at the close of business on the day specified in the prospectus supplement accompanying this prospectus.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•	We will first propose to the indenture trustee a payment date for such defaulted interest and we will deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest. Next, the indenture trustee will choose a special record date for determining which Holders are entitled to the payment. The special record date will be 10 days before the payment date we propose. Finally, the paying agent will pay such defaulted interest on the payment date to the holder of the debt security as of the close of business on the special record date; or

•	Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed. (See Section 307)

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may describe the Federal income tax consequences and special considerations applicable to any series in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

Registered debt securities will be exchangeable for other debt securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and stated maturity (as defined in the indenture). Debt securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the indenture trustee or at the office of any transfer agent designated by DTE Electric for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected upon the books of the indenture trustee or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305)

DTE Electric will not be required to (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any such registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any such debt security being redeemed in part. (Section 305)

If we issue debt securities of any series as bearer securities, the prospectus supplement will contain any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and, if permitted by applicable laws and regulations, the terms upon which registered securities of the series may be exchanged for bearer securities of the series, whether such debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and the circumstances under which any such exchanges may occur.

Satisfaction and Discharge

DTE Electric will be deemed to have paid and discharged the indebtedness on all the debt securities of a series and the indenture trustee will execute instruments acknowledging the satisfaction and discharge of such indebtedness and, if applicable, will pay, or assign or transfer and deliver to DTE Electric the related mortgage bond issued in connection with the debt securities of such series if:

•	DTE Electric has deposited or caused to be deposited with the indenture trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be; or DTE Electric has deposited or caused to be deposited with the indenture trustee such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America maturing as to principal and interest in such amounts and at such times as will, without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be;

•	after giving effect to the satisfaction and discharge of the debt securities and to the release from the lien of the indenture of the mortgage bonds related to such debt securities and designated by us for such release, the aggregate principal amount of the mortgage bonds relating to all outstanding debt securities shall not be less than the aggregate principal amount of (and premium, if any) all then outstanding debt securities;

•	DTE Electric has paid or caused to be paid all other sums payable with respect to the debt securities of such series; and (Section 503)

•	All other conditions specified with respect to debt securities of such series have been satisfied.

Events of Default

Any one of the following events will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any) on the debt securities of that series when due;

•	default in the deposit of any sinking fund payment when due;

•	in the case of debt securities secured by mortgage bonds, failure to comply with the provisions of the pledged mortgage bonds as set forth in the indenture;

•	failure to perform or breach of any other covenant or warranty of DTE Electric in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than such debt securities), continued for 60 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving DTE Electric;

•	in the case of debt securities secured by mortgage bonds, the occurrence of a “default” as such term is defined in the mortgage; and

•	any other event of default that may be provided with respect to the debt securities of that series. (Section 601)

If an event of default with respect to the debt securities of any series occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice as provided in the indenture, may declare the principal amount of such debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. (Section 602)

The indenture provides that within 90 days after the occurrence of any event of default thereunder with respect to the debt securities of any series, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such event of default to the holders of the debt securities of such series unless such event of default has been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the indenture trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 701)

If an event of default occurs and is continuing with respect to the debt securities of any series, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings. (Section 603)

The indenture provides that, subject to the duty of the indenture trustee during any default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 702) Subject to such provisions for the indemnification of the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of such series. (Section 612)

In addition, the indenture provides that no holder of any debt security will have any right to institute any proceeding judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the indenture trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of notice, the indenture trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the indenture trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 607)

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 608)

Modification and Waiver

We and the indenture trustee may, without the consent of the holders, modify provisions of the indenture for certain purposes, including:

•	evidencing the succession of another entity to the Company;

•	adding one or more covenants of the company for the benefit of the holders of all or any series of securities, or surrendering any right or power conferred upon the Company with respect to all or any series of securities;

•	adding any additional events of default for all or any series of the securities;

•	providing for the issuance of bearer securities;

•	establishing the form or terms of securities of any series or any related coupons;

•	evidencing and providing for the acceptance of appointment of a separate or successor indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision of the indenture so long as such provisions do not adversely affect the interests of the holders in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to such extent to qualify the indenture under the Trust Indenture Act;

•	adding, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of the securities;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form; or

•	otherwise modifying, deleting or adding any provisions of the indenture that will become effective only with respect to securities issued thereafter. (Section 1001)

We and the indenture trustee may modify certain other provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

•	reduce the principal amount of, or premium or interest on, any debt securities;

•	change the place of payment, coin or currency in which any debt securities or any premium or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	change any obligation of DTE Electric to maintain an office or agency for payment on the debt securities;

•	modify or change any of the provisions in the indenture with respect to the mortgage or any of the provisions of the mortgage or the mortgage bonds in a manner adverse to the holders of the debt securities affected thereby; or

•	modify any of the above provisions. (Section 1002)

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by DTE Electric with certain restrictive provisions of the indenture. (Section 1109) The holders of not less than a majority in aggregate principal amount of debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any debt security of that series, or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. (Section 613)

Consolidation, Merger and Sale of Assets

DTE Electric may, without the consent of the holders of the debt securities, consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into DTE Electric or convey, transfer or lease its properties and assets substantially as an entirety to DTE Electric, provided that any successor person assumes DTE Electric’s obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met. In the case of any such transaction in which DTE Electric is not the surviving successor, except in the case of a lease, DTE Electric will be relieved of its obligations under the debt securities and the indenture. (Sections 901 and 902)

Security; Pledge of Mortgage Bonds

Unless otherwise set forth in the applicable prospectus supplement, each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, as set forth below.

General. In order to secure the obligation of DTE Electric to pay the principal of (and premium, if any) and interest on the secured debt securities of each series, DTE Electric will issue and deliver to and pledge with the indenture trustee its mortgage bonds such that the aggregate principal amount of the secured debt securities outstanding will not exceed the aggregate principal amount of the related mortgage bonds pledged with and held by the indenture trustee. (Section 401) The mortgage bonds will bear interest at times and in amounts sufficient to provide for the payment of interest on the related secured debt securities and also will be redeemed at times and in amounts that correspond to the required payments of principal of and any premium on the related secured debt securities. Payments on the secured debt securities will satisfy payment obligations on the underlying mortgage bonds. (Article 4) The mortgage bonds will be secured by a first mortgage lien on certain property owned by DTE Electric and will rank on parity with all other general and refunding mortgage bonds of DTE Electric. See “— Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” above. As of June 30, 2015, DTE Electric had outstanding approximately $5.7 billion aggregate principal amount of general and refunding mortgage bonds. See “— Provisions Applicable to General and Refunding Mortgage Bonds.”

Satisfaction of Payment Obligation on Mortgage Bonds. The indenture provides that the obligation of DTE Electric to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds will be deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of (and premium, if any) or interest on the related secured debt securities, shall have been paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds at any time will be deemed to have been satisfied and discharged to the extent that the amount of DTE Electric’s obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds exceeds the obligation of DTE Electric at that time to make any payment of the principal of (and premium, if any) or interest on the related secured debt securities. (Section 403)

Redemption of Mortgage Bonds. DTE Electric agrees in the indenture that upon the required payment of principal or premium, if any, becoming due and payable with respect to any secured debt securities, it will redeem the related mortgage bonds in an aggregate principal amount equal to the amount becoming due and payable on such secured debt securities, plus accrued interest; provided, however, that DTE Electric’s obligation to redeem such mortgage bonds will be fully or partially deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due aggregate principal amount of the secured debt securities, plus the aggregate amount of any premium on, or accrued interest to the redemption date for, such secured debt securities shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. Except for such redemption, DTE Electric covenants that it will not redeem the mortgage bonds or take any action that will result in the mortgage trustee or DTE Electric incurring an obligation to redeem the mortgage bonds. (Section 404)

Voting of Mortgage Bonds. The indenture provides that the indenture trustee will, as holder of the mortgage bonds delivered as the basis for the issuance of debt securities, attend such meetings of bondholders under the related mortgage, or deliver its proxy in connection therewith, as relates to matters with respect to which it, as such holder, is entitled to vote or consent. The indenture provides that, so long as no event of default as defined in the indenture has occurred and is continuing, the indenture trustee will, as holder of such mortgage bonds, vote or consent in favor of any amendments or modifications to the mortgage except that the trustee will not vote or consent to any such amendment or modification that is correlative to any amendment or modification of the indenture that would require the consent of holders of securities of any series without the prior written consent that would be required for such correlative amendment or modification of the indenture. (Section 407)

Release Date. If so provided in a prospectus supplement with respect to any series of debt securities, on a “release date” described below, DTE Electric will retire the related series of mortgage bonds and all other mortgage bonds subject to the release provisions, and thereafter will not issue any additional mortgage bonds under the mortgage. DTE Electric will be required to give notice to the holders of the applicable debt securities of the occurrence of any release date. The “release date” means the date as of which all mortgage bonds, other than the mortgage bonds subject to the release provisions of the indenture, including the series of mortgage bonds relating to any debt securities, and other than outstanding mortgage bonds which do not in aggregate principal amount exceed the greater of 5% of DTE Electric’s Net Tangible Assets (as defined below) or 5% of DTE Electric’s Capitalization, have been retired through payment, redemption or otherwise.

On the release date, the related series of mortgage bonds will no longer secure the applicable debt securities, and those debt securities, together with all other debt securities secured by mortgage bonds subject to the release provisions, will instead be secured by substitute mortgage bonds issued under a mortgage indenture other than the mortgage, which we refer to as the substitute mortgage. On the date of substitution, DTE Electric will issue and deliver to the indenture trustee, as security for such debt securities, substitute mortgage bonds. The interest rate, interest payment dates, method of paying interest, stated maturity date and redemption provisions will be identical to those of the applicable series of debt securities, and the substitute mortgage bonds will be issued in the same aggregate principal amount as the related debt securities then outstanding. Until all mortgage bonds issued under the mortgage are no longer outstanding and the mortgage is terminated, the lien securing the substitute mortgage bonds would be subject to the prior lien of the mortgage.

At June 30, 2015 we had outstanding mortgage bonds subject to the release provisions of approximately $2.1 billion, and outstanding mortgage bonds not subject to the release provisions of approximately $3.6 billion, which is approximately 22% of our net tangible assets and 32% of our Capitalization.

As used in this prospectus, the following terms have the meanings indicated:

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on capital stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury, if any. Subject to the foregoing, capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

Surrender and Exchange of Mortgage Bonds. The indenture trustee will surrender to the mortgage trustee for cancellation the mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of any other mortgage bonds delivered to and pledged with the indenture trustee pursuant to the indenture in exchange therefor, provided that the mortgage bonds so delivered to and pledged with the indenture trustee contain no provisions that would impair the benefit of the lien of the mortgage in favor of the holders of the related secured debt securities. (Section 406(c))

Provisions Applicable to Subordinated Debt Securities

General

Subordinated debt securities will be issued under the indenture and will rank equally with certain other subordinated debt of DTE Electric that may be outstanding from time to time and will rank junior to all senior indebtedness of DTE Electric (including any senior debt securities) that may be outstanding from time to time.

Subordination

The payment of the principal of (and premium, if any) and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the indenture, in right of payment to the prior payment in full of all of our senior indebtedness. (See form of supplemental indenture creating subordinated debt securities).

Upon (i) any acceleration of the principal amount due on the subordinated debt securities or (ii) any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all senior indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the subordinated debt securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to which the holders of the subordinated debt securities would be entitled, except for the provisions of the indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the subordinated debt securities upon the senior indebtedness and the holders thereof with respect to the subordinated debt securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by us or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the subordinated debt securities if received by them, directly to the holders of senior indebtedness (pro rata to each such holder on the basis of the respective amounts of senior indebtedness held by such holder) or their representatives, to the extent necessary to pay all senior indebtedness (including interest thereon) in full, in money or money’s worth, after giving effect to any concurrent payments or distributions to or for the holders of senior indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities. Our consolidation with or merger into another person or our liquidation or dissolution following the conveyance or transfer of our property as an entirety, or substantially as an entirety, to another person upon the terms and conditions provided in the indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

In the event that any payment or distribution of our assets of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the trustee or the holders of subordinated debt securities before all senior indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such senior indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such senior indebtedness may have been issued, as their respective interests may appear, for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

We will make no payment on account of principal of or interest on the subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any senior indebtedness has been made or duly provided for in money or money’s worth in accordance with the terms of such senior indebtedness. We will make no payment on account of principal or interest on the subordinated debt securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any senior indebtedness, or (ii) there shall have occurred an event or default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Subrogation

From and after the payment in full of all senior indebtedness, the holders of the subordinated debt securities (together with the holders of any other indebtedness of DTE Electric that is subordinate in right of payment to the payment in full of all senior indebtedness, which is not subordinate in right of payment to the subordinated debt securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of assets or securities of DTE Electric applicable to the senior indebtedness until the subordinated debt securities shall be paid in full. For the purposes of such subrogation, no such payments or distributions to the holders of senior indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the subordinated debt securities, shall, as between DTE Electric, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, be deemed to be a payment by DTE Electric to or on account of the senior indebtedness, it being understood that these provisions of the indenture are and are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities, on the one hand, and the holders of the senior indebtedness, on the other hand. Nothing contained in the indenture is intended to or shall impair as between DTE Electric, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, the obligation of DTE Electric, which is unconditional and absolute, to pay to the holders of the subordinated debt securities the principal of and interest on the subordinated debt securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the subordinated debt securities and creditors of DTE Electric other than the holders of the senior indebtedness, nor shall anything therein prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default under such subordinated debt security subject to the rights of the holders of senior indebtedness to receive cash, property or securities of DTE Electric otherwise payable or deliverable to the holders of the subordinated debt securities or to a representative of such holders, on their behalf.

Except as we may provide in the applicable prospectus supplement and supplemental indenture, the term “senior indebtedness” is defined in the indenture as indebtedness incurred by DTE Electric for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by DTE Electric of the foregoing items of indebtedness for money borrowed by persons other than DTE Electric and all obligations as lessee under any and all leases of property, equipment and other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, unless, in any such case, such indebtedness, guarantee or obligation provides by its terms that it shall not constitute senior indebtedness.

If we issue subordinated debt securities, we will describe the aggregate principal amount of senior indebtedness outstanding as of a recent date in the applicable prospectus supplement. The indenture does not restrict the amount of senior indebtedness that DTE Electric may incur.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture and the successor trustee under the mortgage. Affiliates of The Bank of New York Mellon Trust Company, N.A. act as lender for, and provide other banking, investment banking and other financial services to, DTE Electric and its affiliates. The Trust Indenture Act contains limitations on the rights of The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee and mortgage trustee, should it become a creditor of DTE Electric, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each of the indenture trustee and the mortgage trustee is permitted to engage in other transactions with DTE Electric and its subsidiaries from time to time, provided that if either such trustee acquires any conflicting interests it must eliminate such conflicts upon the occurrence of an event of default under the indenture or mortgage, as the case may be, or else resign.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records.

Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

DTE Electric may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Electric may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Electric uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Electric uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re- allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Electric and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Electric may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market. DTE Electric may elect to list any class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. DTE Electric cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for DTE Electric by Randall Rutkofske, General Counsel. Mr. Rutkofske beneficially owns shares of DTE Energy common stock. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

Pillsbury Winthrop Shaw Pittman LLP has represented, and may in the future continue to represent, us and certain of our affiliates in connection with certain spent nuclear fuel and other nuclear waste matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and copy charges.

Our parent, DTE Energy, maintains a web site at http://www.dteenergy.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015; and

•	Current Report on Form 8-K filed April 21, 2015.

Each of these documents is available from the SEC’s web site and public reference rooms described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Electric Investor Relations at:

DTE Electric Company

Attention: Investor Relations, 819 WCB

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-8030

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Amount to be Paid
SEC filing fee for registration statement	$(1)
Printing and mailing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees fees and expenses	(2)
Rating agencies’ fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

(a) Indemnification. The DTE Electric articles of incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the “Corporation Act”) or any other applicable law, no director shall be personally liable to DTE Electric or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

DTE Electric’s articles of incorporation provide that each person who is or was or had agreed to become a director or officer, or each such person who is or was serving or who had agreed to serve at the request of the board of directors as an employee or agent or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified to the full extent permitted by the Corporation Act or any other applicable laws as presently or hereafter in effect. Pursuant to the authority granted by Article VII of its articles of incorporation, DTE Electric has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by DTE Electric of certain expenses to indemnitees.

Section 209(1)(c) of the Corporation Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Corporation Act, dealing with unlawful distributions; or (4) an intentional criminal act.

Section 561 of the Corporation Act permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Corporation Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought has determined upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses in view of all relevant circumstances, despite such adjudication of liability.

Section 563 of the Corporation Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding and an action suit or proceeding brought to enforce this mandatory indemnification.

Reference is made to the underwriting agreement or agreements filed or incorporated by reference as exhibits hereto, which will provide for indemnification of controlling persons, directors and certain officers of the registrant against certain liabilities.

(b) Insurance. DTE Electric (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under twelve insurance policies providing aggregate coverage for DTE Electric, in the amount of $235 million.

Item 16.	Exhibits

Certain exhibits listed below refer to “The Detroit Edison Company” and were effective prior to the change to DTE Electric Company effective January 1, 2013.

Exhibit Number	Description

1.1	Form of Underwriting Agreement with respect to DTE Electric’s Debt Securities.

*4.1	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).

*4.2	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (6.35% Senior Notes due 2032)

*4.3	Thirteenth Supplemental Indenture, dated as of April 1, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-237 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (4.875% Senior Notes Due 2029 and 4.65% Senior Notes due 2028)

*4.4	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR 5.45% Senior Notes due 2035)

*4.5	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit No. 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)

*4.6	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)

*4.7	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)

*4.8	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2038)

*4.9	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.10	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)

*4.11	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)

*4.12	Twenty-Seventh Supplemental Indenture, dated as of October 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-260 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J 6.40% Senior Notes due 2013)

*4.13	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-262 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT 6.75% Senior Notes due 2038)

*4.14	Twenty-Ninth Supplemental Indenture, dated as of March 15, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-264 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT 6.00% Senior Notes due 2036)

*4.15	Thirtieth Supplemental Indenture, dated as of November 1, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-268 to Detroit Edison’s Form 10-K for the year ended December 31, 2009). (2009 Variable Rate Senior Notes due 2024)

*4.16	Thirty First Supplemental Indenture, dated as of August 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-270 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B 3.45% Senior Notes due 2020)

*4.17	Thirty-Second Supplemental Indenture, dated as of September 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-272 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A 4.89% Senior Notes due 2020)

*4.18	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.19	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)

4.20	Form of Supplemental Indenture for DTE Electric’s Unsecured Debt Securities (including Form of Note as Exhibit A).

4.21	Form of Supplemental Indenture for DTE Electric’s Secured Debt Securities (including Form of Note as Exhibit A).

*4.22	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).

*4.23	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. No. 2-4609)). (amendment)

*4.24	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)

*4.25	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)

*4.26	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)

*4.27	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)

*4.28	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)

*4.29	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1990 Series B, C, E and F)

*4.30	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series BP and CP)

*4.31	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series DP)

*4.32	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for quarter ended March 31, 1998). (1992 Series AP)

*4.33	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (amendment)

*4.34	Supplemental Indenture, dated as of August 1, 2000, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-210 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2000). (2000 Series BP)

*4.35	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)

*4.36	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (2002 Series A and B)

*4.37	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR)

*4.38	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)

*4.39	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)

*4.40	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)

*4.41	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)

*4.42	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)

*4.43	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)

*4.44	Supplemental Indenture, dated as of August 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-269 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B)

*4.45	Supplemental Indenture, dated as of September 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-271 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A)

*4.46	Supplemental Indenture, dated as of December 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-273 to Detroit Edison’s Form 10-K for the year ended December 31, 2010). (2010 Series CT)

*4.47	Supplemental Indenture, dated as of May 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2011). (2011 Series B)

*4.48	Supplemental Indenture, dated as of August 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-276 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series GT)

*4.49	Supplemental Indenture, dated as of August 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-277 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series D, 2011 Series E and 2011 Series F)

*4.50	Supplemental Indenture, dated as of September 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-278 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series H)

*4.51	Supplemental Indenture, dated as of June 20, 2012, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-279 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2012). (2012 Series A and 2012 Series B)

*4.52	Supplemental Indenture, dated as of March 15, 2013, to the Mortgage and Deed of Trust dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon, N.A., as successor trustee (Exhibit 4-280 to Form 10-Q for the quarter ended March 31, 2013). (2013 Series A)

*4.53	Supplemental Indenture, dated as of August 1, 2013, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-281 to Form 10-Q for the quarter ended September 30, 2013). (2013 Series B)

*4.54	Supplemental Indenture, dated as of June 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-282 to DTE Electric’s Form 10-Q for the quarter ended June 30,2014). (2014 Series A and B)

*4.55	Supplemental Indenture, dated as of July 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-283 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series D and E)

*4.56	Supplemental Indenture, dated as of March 1, 2015, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-289 to DTE Electric’s Form 10-Q for the quarter ended March 30, 2015). (2015 Series A due 2045)

4.57	Form of Supplemental Indenture to DTE Electric’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).

5.1	Opinion and Consent of Randall Rutkofske, General Counsel of DTE Electric, regarding validity of securities being registered.

*12.1	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Electric (incorporated herein by reference to Exhibit 12-63 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2015).

23.1	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Electric.

23.2	Consent of Randall Rutkofske, General Counsel of DTE Electric (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	DTE Electric Directors’ Power of Attorney (appears on the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Mortgage.

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Indenture.

*	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of DTE Electric’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 25th day of August, 2015.

DTE ELECTRIC COMPANY
(Registrant)

By:	/s/ Gerard M. Anderson
Gerard M. Anderson
Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints Peter B. Oleksiak, Bruce D. Peterson, Edward J. Solomon, Lisa A. Muschong, Ellen M. Allotta, and Timothy E. Kraepel the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things the said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerard M. Anderson Gerard M. Anderson	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 25, 2015

/s/ Peter B. Oleksiak Peter B. Oleksiak	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2015

/s/ Donna M. England Donna M. England	Chief Accounting Officer (Principal Accounting Officer)	August 25, 2015

/s/ David E. Meador David E. Meador	Director	August 25, 2015

/s/ Lisa A. Muschong Lisa A. Muschong	Director	August 25, 2015

/s/ Bruce D. Peterson Bruce D. Peterson	Director	August 25, 2015

INDEX TO EXHIBITS

Certain exhibits listed below refer to “The Detroit Edison Company” and were effective prior to the change to DTE Electric Company effective January 1, 2013.

Exhibit Number	Description

1.1	Form of Underwriting Agreement with respect to DTE Electric’s Debt Securities.

*4.1	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).

*4.2	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (6.35% Senior Notes due 2032)

*4.3	Thirteenth Supplemental Indenture, dated as of April 1, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-237 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (4.875% Senior Notes Due 2029 and 4.65% Senior Notes due 2028)

*4.4	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR 5.45% Senior Notes due 2035)

*4.5	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit No. 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)

*4.6	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)

*4.7	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)

*4.8	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2038)

*4.9	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.10	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)

*4.11	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)

*4.12	Twenty-Seventh Supplemental Indenture, dated as of October 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-260 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J 6.40% Senior Notes due 2013)

*4.13	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-262 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT 6.75% Senior Notes due 2038)

*4.14	Twenty-Ninth Supplemental Indenture, dated as of March 15, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-264 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT 6.00% Senior Notes due 2036)

*4.15	Thirtieth Supplemental Indenture, dated as of November 1, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-268 to Detroit Edison’s Form 10-K for the year ended December 31, 2009). (2009 Variable Rate Senior Notes due 2024)

*4.16	Thirty First Supplemental Indenture, dated as of August 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-270 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B 3.45% Senior Notes due 2020)

*4.17	Thirty-Second Supplemental Indenture, dated as of September 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-272 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A 4.89% Senior Notes due 2020)

*4.18	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.19	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)

4.20	Form of Supplemental Indenture for DTE Electric’s Unsecured Debt Securities (including Form of Note as Exhibit A).

4.21	Form of Supplemental Indenture for DTE Electric’s Secured Debt Securities (including Form of Note as Exhibit A).

*4.22	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).

*4.23	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-4609)). (amendment)

*4.24	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)

*4.25	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)

*4.26	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)

*4.27	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)

*4.28	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)

*4.29	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1990 Series B, C, E and F)

*4.30	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series BP and CP)

*4.31	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series DP)

*4.32	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for quarter ended March 31, 1998). (1992 Series AP)

*4.33	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (amendment)

*4.34	Supplemental Indenture, dated as of August 1, 2000, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-210 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2000). (2000 Series BP)

*4.35	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)

*4.36	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (2002 Series A and B)

*4.37	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR)

*4.38	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)

*4.39	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)

*4.40	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)

*4.41	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)

*4.42	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)

*4.43	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)

*4.44	Supplemental Indenture, dated as of August 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-269 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B)

*4.45	Supplemental Indenture, dated as of September 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-271 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A)

*4.46	Supplemental Indenture, dated as of December 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-273 to Detroit Edison’s Form 10-K for the year ended December 31, 2010). (2010 Series CT)

*4.47	Supplemental Indenture, dated as of May 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2011). (2011 Series B)

*4.48	Supplemental Indenture, dated as of August 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-276 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series GT)

*4.49	Supplemental Indenture, dated as of August 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-277 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series D, 2011 Series E and 2011 Series F)

*4.50	Supplemental Indenture, dated as of September 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-278 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series H)

*4.51	Supplemental Indenture, dated as of June 20, 2012, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-279 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2012). (2012 Series A and 2012 Series B)

*4.52	Supplemental Indenture, dated as of March 15, 2013, to the Mortgage and Deed of Trust dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon, N.A., as successor trustee (Exhibit 4-280 to Form 10-Q for the quarter ended March 31, 2013). (2013 Series A)

*4.53	Supplemental Indenture, dated as of August 1, 2013, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-281 to Form 10-Q for the quarter ended September 30, 2013). (2013 Series B)

*4.54	Supplemental Indenture, dated as of June 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-282 to DTE Electric’s Form 10-Q for the quarter ended June 30,2014). (2014 Series A and B)

*4.55	Supplemental Indenture, dated as of July 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-283 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series D and E)

*4.56	Supplemental Indenture, dated as of March 1, 2015, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (Exhibit 4-289 to DTE Electric’s Form 10-Q for the quarter ended March 30, 2015). (2015 Series A due 2045)

4.57	Form of Supplemental Indenture to DTE Electric’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).

5.1	Opinion and Consent of Randall Rutkofske, General Counsel of DTE Electric, regarding validity of securities being registered.

*12.1	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Electric (incorporated herein by reference to Exhibit 12-63 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2015).

23.1	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Electric.

23.2	Consent of Randall Rutkofske, General Counsel of DTE Electric (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	DTE Electric Directors’ Power of Attorney (appears on the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Mortgage.

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Indenture.

*	Previously filed.